                                                                     EXHIBIT 3.1

              AMENDED AND RESTATED CERTIFICATE OF INCORPORATION
                                     OF
                               CARDIMA, INC.,
                           A DELAWARE CORPORATION


          The undersigned, Phillip C. Radlick and Joshua L. Green, hereby certify that:

          ONE: They are the duly elected and acting President and Chief Executive Officer and Secretary, respectively, of said corporation.

          TWO: The Certificate of Incorporation of said corporation was originally filed on November 12, 1992. The Certificate of Incorporation of said corporation shall be amended and restated to read in full as follows:


                                 ARTICLE I

          The name of this corporation is Cardima, Inc.


                                 ARTICLE II

          The address of the corporation's registered office in the State of Delaware is 1013 Centre Road, City of Wilmington, County of New Castle, State of Delaware 19805. The name of the corporation's registered agent at such address is Corporation Service Company.


                                 ARTICLE III

          The nature of the business or purposes to be conducted or promoted is to engage in any lawful act or activity for which corporations may be organized under the General Corporation Law of Delaware.


                                 ARTICLE IV

          A.   Classes of Stock.  This corporation is authorized to issue two
               ----------------
classes of stock to be designated, respectively, "Common Stock" and "Preferred
                                                  ------------       ---------
Stock."  The total number of shares which the corporation is authorized to issue
-----
is Fourteen Million Seven Hundred Sixty-Three Thousand Nine Hundred Sixty-Six (14,763,966) shares, of which: Eight Million Five Hundred Thousand (8,500,000) shares shall be Common Stock, par value $0.001 per share, and Six Million Two Hundred Sixty-Three Thousand Nine Hundred Sixty-Six (6,263,966) shares shall be Preferred Stock, par value $0.001 per share. Of such shares of Preferred Stock, Four Hundred Fifty-Nine Thousand Nine Hundred Eighteen (459,918) shall be designated "Series A Preferred
            ------------------

Stock," Three Hundred Thirty-Three Thousand Three Hundred Thirty Three
-----
(333,333) shall be designated "Series B Preferred Stock,"
                               ------------------------
Four Hundred Fifty-Eight Thousand Two Hundred Forty-Five (458,245)
shall be designated "Series C Preferred Stock," One Million Nine Hundred Forty-
                     ------------------------
Four Thousand Nine Hundred Seventy (1,944,970) shall be designated "Series D
                                                                    --------
Preferred Stock and Three Million Sixty-Seven Thousand Five Hundred
---------------
(3,067,500) shall be designated "Series E Preferred Stock."
                                 ------------------------

          B.   Rights, Preferences and Restrictions of Preferred Stock.  The
               -------------------------------------------------------
Preferred Stock authorized by this Restated Certificate of Incorporation may be issued from time to time. The rights, preferences, privileges and restrictions granted to and imposed on the Series A Preferred, the Series B Preferred, the Series C Preferred, the Series D Preferred and the Series E Preferred, are as set forth below in this Article IV(B).

               1.   Dividend Provisions.  The holders of shares of Series A,
                    -------------------
Series B, Series C, Series D and Series E Preferred Stock shall be entitled to receive dividends, out of any assets legally available therefor, prior and in preference to any declaration or payment of any dividend on the Common Stock of this corporation, at the rate of $0.70 per share per annum with respect to the Series A Preferred Stock and Series B Preferred Stock, $1.05 per share per annum with respect to the Series C Preferred Stock, $0.511 per share per annum with respect to the Series D Preferred Stock and $0.57418 per share per annum with respect to the Series E Preferred Stock, payable quarterly when, as and if declared by the Board of Directors. Such dividends shall not be cumulative.

               2.   Liquidation Preference.
                    ----------------------

                    (a) In the event of any liquidation, dissolution or winding up of this corporation, either voluntary or involuntary, the holders of Series E Preferred Stock shall be entitled to receive, prior and in preference to any distribution of any of the assets or surplus funds of this corporation to the holders of Series A, Series B, Series C, Series D Preferred Stock or Common Stock by reason of their ownership thereof, an amount per share equal to the sum of (i) $5.7418 for each outstanding share of Series E Preferred Stock (the "Series E Issue Price") then held by them plus (ii) an
                      --------------------
amount equal to declared but unpaid dividends on such share (such amount of declared but unpaid dividends being referred to herein as the "Series E
                                                               --------
Premium") for each share of Series E Preferred Stock then held by them. If
-------
upon the occurrence of such event, the assets and funds thus distributed among the holders of the Series E Preferred Stock shall be insufficient to permit the payment to such holders of the full aforesaid preferential amounts, then, the entire assets and funds of the corporation legally available for distribution shall be distributed ratably among the holders of the Series E Preferred Stock in proportion to the amount of such stock owned by each such holder.

                    (b) If, upon the completion of the distribution required by subparagraph (a) of this Section 2, assets or surplus funds remain in this corporation, the holders of Series D Preferred Stock shall be entitled to receive, prior and in preference to any distribution of any of the remaining assets or surplus funds of this corporation to the holders of Series A, Series B, Series C Preferred Stock or Common Stock by reason of their ownership thereof, an amount per share equal to the sum of (i) $5.11 for each outstanding share of Series D Preferred Stock (the "Series D Issue Price") then held by them plus
                               --------------------
(ii) an amount equal to declared but unpaid dividends on such share (such amount of declared but unpaid dividends being referred to herein as the
"Series D Premium") for each share of Series D Preferred Stock then held by
 ----------------
them. If upon the occurrence of such event, the assets and funds thus distributed among the holders of the Series D Preferred Stock shall be insufficient to permit the payment to such holders of the full aforesaid preferential amounts, then, the entire remaining assets and funds of the corporation legally available for distribution shall be distributed ratably among the holders of the Series D Preferred Stock in proportion to the amount of such stock owned by each such holder.

                    (c) If, upon the completion of the distribution required by subparagraphs (a) and (b) of this Section 2, assets or surplus funds remain in this corporation, the holders of Series A and Series C Preferred Stock shall be entitled to receive, prior and in preference to any distribution of any of the remaining assets or surplus funds of this corporation to the holders of Series B Preferred Stock or Common Stock by reason of their ownership thereof, an amount per share equal to the sum of (i) $7.00 for each outstanding share of Series A Preferred Stock (the "Series A Issue Price") then held by them plus (ii) an
                      --------------------
amount equal to declared but unpaid dividends on such share (such amount of declared but unpaid dividends being referred to herein as the "Series A
                                                               --------
Premium") for each share of Series A Preferred Stock then held by them, and an amount per share equal to the sum of (i) $10.50 for each outstanding share of Series C Preferred Stock (the "Series C Issue Price") then held by them plus
                               --------------------
(ii) an amount equal to declared but unpaid dividends on such share (such amount of declared but unpaid dividends being referred to herein as the "Series C
                                                                  --------
Premium") for each share of Series C Preferred Stock then held by them.  If upon
-------
the occurrence of such event, the assets and funds thus distributed among the holders of the Series A and Series C Preferred Stock shall be insufficient to permit the payment to such holders of the full aforesaid preferential amounts, then, the entire remaining assets and funds of the corporation legally available for distribution shall be distributed ratably among the holders of the Series A and Series C Preferred Stock in proportion to the preferential amount each such holder is otherwise entitled to receive.

                    (d) If, upon the completion of the distributions required by subparagraphs (a), (b) and (c) of this Section 2, assets or surplus funds remain in this corporation, the holders of Series B Preferred Stock shall be entitled to receive, prior and in preference to any distribution of any of the remaining assets or surplus funds of this corporation to the holders of Common Stock by reason of their ownership thereof, an amount per share equal to the sum of (i) $7.00 for each outstanding share of Series B Preferred Stock (the "Series B
                                                                   --------
Issue Price") and (ii) an amount equal to declared but unpaid dividends on such
-----------
share (such amount of declared but unpaid dividends being referred to herein as the "Series B Premium"). If upon the occurrence of such event, the assets and
     ----------------
funds thus distributed among the holders of the Series B Preferred Stock shall be insufficient to permit the payment to such holders of the full aforesaid preferential amounts, then, the entire remaining assets and funds of the corporation legally available for distribution shall be distributed ratably among the holders of the Series B Preferred Stock in proportion to the amount of such stock owned by each such holder.

                    (e) If, upon the completion of the distribution required by subparagraphs (a), (b), (c) and (d) of this Section 2, assets or surplus funds remain in this corporation, such assets or surplus funds shall be distributed ratably to the holders of the Series E, Series D, Series C, Series B, and Series A Preferred Stock and the Common Stock, treating the Preferred Stock as if it had been converted into Common Stock.

                    (f) (i) For purposes of this Section 2, a liquidation, dissolution or winding up of this corporation shall be deemed to be occasioned by, or to include:

                             (A) the acquisition of the corporation by another
entity by means of any transaction or series of related transactions (including, without limitation, any reorganization, merger or consolidation but, excluding any merger effected exclusively for the purpose of changing the domicile of the corporation); and

                             (B)  a sale of all or substantially all of the
assets of the corporation; unless the corporation's stockholders of record as
                           ------
constituted immediately prior to such acquisition or sale will, immediately after such acquisition or sale (by virtue of securities issued as consideration for the corporation's acquisition or sale or otherwise) hold at least fifty percent (50%) of the voting power of the surviving or acquiring entity.

                        (ii) In any of such events, if the consideration received by the corporation is other than cash, its value will be deemed its fair market value. Any securities shall be valued as follows:

                             (A) Securities not subject to investment letter
or other similar restrictions on free marketability covered by (B) below:

                                 (1) If traded on a securities exchange or
through the Nasdaq National Market, the value shall be deemed to be the average of the closing prices of the securities on such exchange over the thirty (30) day period ending three (3) days prior to the closing;

                                 (2) If actively traded over-the-counter, the
value shall be deemed to be the average of the closing bid or sale prices (whichever is applicable) over the thirty (30) day period ending three (3) days prior to the closing; and

                                  (3) If there is no active public market, the
value shall be the fair market value thereof, as mutually determined by the corporation and the holders of at least a majority of the voting power of all then outstanding shares of Preferred Stock.

                              (B) The method of valuation of securities
subject to investment letter or other restrictions on free marketability (other than restrictions arising solely by virtue of a stockholder's status as an affiliate or former affiliate) shall be to make an appropriate discount from the market value determined as above in (A) (1), (2) or (3) to reflect the approximate fair market value thereof, as mutually determined by the corporation and the holders of at least a majority of the voting power of all then outstanding shares of such Preferred Stock.

                        (iii) In the event the requirements of this subsection 2(e) are not complied with, this corporation shall forthwith either:

                              (A) cause such closing to be postponed until such
time as the requirements of this Section 2 have been complied with; or

                              (B) cancel such transaction, in which event the
rights, preferences and privileges of the holders of the Series A, Series B, Series C, Series D and Series E Preferred Stock shall revert to and be the same as such rights, preferences and privileges existing immediately prior to the date of the first notice referred to in subsection 2(f)(iv) hereof.

                        (iv) The corporation shall give each holder of record of Series A, Series B, Series C, Series D and Series E Preferred Stock written notice of such impending transaction not later than twenty (20) days prior to the stockholders' meeting called to approve such transaction, or twenty (20) days prior to the closing of such transaction, whichever is earlier, and shall also notify such holders in writing of the final approval of such transaction. The first of such notices shall describe the material terms and conditions of the impending transaction and the provisions of this Section 2, and the corporation shall thereafter give such holders prompt notice of any material changes. The transaction shall in no event take place sooner than twenty (20) days after the corporation has given the first notice provided for herein or sooner than ten (10) days after the corporation has given notice of any material changes provided for herein; provided, however, that such periods may be shortened upon the written consent of the holders of Preferred Stock that are entitled to such notice rights or similar notice rights and that represent at least a majority of the voting power of all then outstanding shares of such Preferred Stock.

               3.  Redemption.
                   ----------

                   (a) Upon the receipt by this corporation of a written request from the holders of at least a majority of the voting power of the then outstanding shares of Series E Preferred Stock voting together as a single series (the "Series E Notice"), that all Series E Preferred Stock be
                    ---------------
redeemed, and concurrently with the surrender by such holders of the certificates presenting such shares, this corporation shall, to the extent it may lawfully so do, redeem the shares specified in such request in three (3) equal annual installments by paying in cash therefor a sum equal to the sum of
(i) the Series E Issue Price per share of Series E and Preferred Stock to be redeemed (as adjusted for any stock dividends, combinations or splits with respect to such shares) plus (ii) the Series E Premium for each share of Series E Preferred Stock to be redeemed (the "Series E Redemption Price").
                                              -------------------------

                   (b) Upon the receipt by this corporation of written request from the holders of at least a majority of the voting power of the then outstanding shares of Series D

Preferred Stock voting together as a single series (the "Series D Notice"),
                                                         ---------------
that all Series D Preferred Stock be redeemed, and concurrently with the surrender by such holders of the certificates presenting such shares, this corporation shall, to the extent it may lawfully so do, redeem the shares specified in such request in three (3) equal annual installments by paying in cash therefor a sum equal to the sum of (i) the Series D Issue Price per share of Series D Preferred Stock to be redeemed (as adjusted for any stock dividends, combinations or splits with respect to such shares) plus (ii) the Series D Premium for each share of Series D Preferred Stock to be redeemed (the "Series D Redemption Price").
      -------------------------

                   (c) The redemption option set forth in this Section 3 shall be exercised by written notice to the corporation signed by a majority of the voting power of the then outstanding shares of Series E Preferred Stock or Series D Preferred Stock, as the case may be, voting as a single series, delivered to the corporation at least ninety (90) days prior to the seventh anniversary of the date upon which any shares of Series E Preferred Stock or Series D Preferred Stock, as the case may be, were first issued. Within thirty
(30) days of the corporation's receipt of such notice, the corporation shall mail a notice (the "Redemption Notice") to all holders of the Series E
                    -----------------
Preferred Stock or Series D Preferred Stock, as the case may be, by means of first class mail, postage paid, addressed to the holders of record of the shares of Series E Preferred Stock or Series D Preferred Stock, as the case may be, at their respective addresses then appearing on the books of the corporation. Each such Redemption Notice shall indicate that such holder's shares of Series E Preferred Stock or Series D Preferred Stock, as the case may be, shall be redeemed in three (3) equal annual installments and the dates set for such redemption, the first date of which shall be the seventh anniversary of the date upon which any shares of Series E Preferred Stock or Series D Preferred Stock, as the case may be, were first issued and the second and third dates of which shall be the second and third anniversaries thereafter (the "Series E Redemption Dates" or the "Series D Redemption
                 -------------------------          -------------------
Dates"). Any notice mailed in such manner shall be conclusively deemed to have
-----
been duly given whether or not such notice is in fact received.

          (d) From and after each Series E Redemption Date or Series D Redemption Date, unless there shall have been a default in payment of the Series E Redemption Price or Series D Redemption Price, all rights of the holders of the shares of Series E Preferred Stock or Series D Preferred Stock designated for redemption shall cease with respect to such shares, and such shares shall not thereafter be transferred on the books of this corporation or be deemed to be outstanding for any purpose whatsoever. If the funds of the corporation legally available for redemption of the shares of Series E Preferred Stock or Series D Preferred Stock to be redeemed on the applicable Series E Redemption Date or Series D Redemption Date are insufficient to redeem the total number of shares of Series E Preferred Stock or Series D Preferred Stock to be redeemed on such date, those funds which are legally available will be used to redeem the maximum possible number of such shares ratably among the holders of such shares to be redeemed based upon their holdings of Series E Preferred Stock or Series D Preferred Stock. The shares of Series E Preferred Stock or Series D Preferred Stock not redeemed shall remain outstanding and entitled to all the rights and preferences provided herein. At any time thereafter when additional funds of the corporation are legally available for the redemption of shares of Series E Preferred Stock or Series D Preferred Stock, such funds will immediately be used to redeem the balance of the shares which the corporation has become obliged to redeem on the applicable Series E Redemption Date or Series D Redemption Date but which it has not redeemed.

                   (e) Upon surrender of any certificates representing shares of Series E Preferred Stock or Series D Preferred Stock to this corporation for redemption pursuant to this Section 3, this corporation shall mail on each Series E Redemption Date or Series D Redemption Date, a bank check payable to the order of the entity whose name appears on such certificates as the owner thereof in the amount due to such entity pursuant to this subsection 3. Such bank check shall be mailed to such entity at the last address provided to this corporation for such entity.

                   (f) In the event of default by this corporation of payment of the Series E Redemption Price or Series D Redemption Price to the holders of the shares of Series E Preferred Stock or Series D Preferred Stock to be redeemed pursuant to this Section 3, any unpaid balance of the Series E Redemption Price or Series D Redemption Price shall accrue interest at the rate of fifteen percent (15%) per annum, payable quarterly, in arrears.

              4.    Conversion.  The holders of the Series A, Series B, Series
                    ----------
C, Series D and Series E Preferred Stock shall have conversion rights as follows (the "Conversion Rights"):
      -----------------

                   (a) Right to Convert. Each share of Series A, Series B,
                       ----------------
Series C, Series D and Series E Preferred Stock shall be convertible, at the option of the holder thereof, at any time after the date of issuance of such share at the office of this corporation or any transfer agent for such stock, into such number of fully paid and nonassessable shares of Common Stock as is determined by dividing the Series A Issue Price, the Series B Issue Price, the Series C Issue Price, the Series D Issue Price or the Series E Issue Price, respectively, by the Conversion Price applicable to such share, determined as hereafter provided, in effect on the date the certificate is surrendered for conversion. The initial Conversion Price per share for shares of Series A, Series B and Series C and Series D Preferred Stock shall be $7.3458553, $6.5729993, $7.00 and $5.11, respectively, and the initial Conversion Price per share for shares of Series E Preferred Stock shall be the Series E Issue Price, provided, however, that the Conversion Price for the Series A, Series B, Series C, Series D and Series E Preferred Stock shall be subject to adjustment as set forth in subsection 4(d).

                   (b) Automatic Conversion. Each share of Series A, Series B,
                       --------------------
Series C, Series D and Series E Preferred Stock shall automatically be converted into shares of Common Stock at the Conversion Price at the time in effect for such Series A, Series B, Series C, Series D and Series E Preferred Stock immediately upon the earlier of (i) except as provided below in subsection 4(c), the corporation's sale of its Common Stock in a firm commitment underwritten public offering pursuant to a registration statement on Form S-1 under the Securities Act of 1933, as amended, the public offering price of which was not less than $10.00 per share (if such registration statement becomes effective prior to June 30, 1997, or $11.00 per share if such registration statement is filed on or after July 1, 1997) (adjusted to reflect subsequent stock dividends, stock splits or recapitalization) and generating proceeds to the corporation (net of underwriting discounts and commissions and expenses) of $20,000,000 or (ii) subject to the voting provisions set forth in Article IV, Section B(6) hereof, immediately before any liquidation, dissolution or winding up of this corporation, whether voluntary or involuntary (as defined in Article IV, Section B(2) above), in which the aggregate value of the consideration which the holders of Series E Preferred Stock are entitled to receive, in accordance with Article IV, Section B(2), exceeds an aggregate of $17.2254 per share (adjusted to reflect subsequent stock dividends, stock splits or recapitalization) of Series E Preferred Stock sold by the corporation as of the date of the event contemplated in Article IV, Section B(2). Each share of Series D and Series E Preferred Stock shall automatically be converted into shares of Common Stock at the Conversion Price at the time in effect for such Series D and Series E Preferred Stock immediately upon the date specified by written consent or agreement of the holders of at least seventy-five percent (75%) of the then outstanding shares of Series D or Series E Preferred Stock, as the case may be, each voting as a separate series. Each share of Series A, Series B and Series C Preferred Stock shall automatically be converted into shares of Common Stock at the Conversion Price at the time in effect for such Series A, Series B and Series C Preferred Stock immediately upon the date specified by written consent or agreement of the holders of a majority of the then outstanding shares of Series A, Series B and Series C Preferred Stock, voting together as a single class.

          (c) Mechanics of Conversion.  Before any holder of Series A, Series B,
              -----------------------
Series C, Series D or Series E Preferred Stock shall be entitled to convert the same into shares of Common Stock, he shall surrender the certificate or certificates therefor, duly endorsed, at the office of this corporation or of any transfer agent for the Series A, Series B, Series C, Series D or Series E Preferred Stock, and shall give written notice to this corporation at its principal corporate office, of the election to convert the same and shall state therein the name or names in which the certificate or certificates for shares of Common Stock are to be issued. This corporation shall, as soon as practicable thereafter, issue and deliver at such office to such holder of Series A, Series B, Series C, Series D or Series E Preferred Stock, or to the nominee or nominees of such holder, a certificate or certificates for the number of shares of Common Stock to which such holder shall be entitled as aforesaid. Such conversion shall be deemed to have been made immediately prior to the close of business on the date of such surrender of the shares of Series A, Series B, Series C, Series D or Series E Preferred Stock to be converted, and the person or persons entitled to receive the shares of Common Stock issuable upon such conversion shall be treated for all purposes as the record holder or holders of such shares of Common Stock as of such date. If the conversion is in connection with an underwritten offering of securities registered pursuant to the Securities Act of 1933, as amended, the conversion may, at the option of any holder tendering Series A, Series B, Series C, Series D or Series E Preferred Stock for conversion, be conditioned upon the closing with the underwriters of the sale of securities pursuant to such offering, in which event the person(s) entitled to receive the Common Stock upon conversion of the Series A, Series B, Series C, Series D or Series E Preferred Stock shall not be deemed to have converted such Series A, Series B, Series C, Series D or Series E Preferred Stock until immediately prior to the closing of such sale of securities.

          (d) Conversion Price Adjustments of Preferred Stock for Certain
              -----------------------------------------------------------
Dilutive Issuances, Splits and Combinations.  The Conversion Price of the Series
-------------------------------------------
A, Series B, Series C, Series D and Series E Preferred Stock shall be subject to adjustment from time to time as follows:

              (i) (A) If the corporation shall issue after the date upon which any shares of Series E Preferred Stock were first issued (the "Purchase
                                                               --------
Date"), any Additional Stock (as defined below) for a consideration per share
----
less than the Conversion Price for the Series E Preferred Stock in effect immediately prior to the issuance of such Additional Stock, the Conversion Price for the Series A, Series B, Series C, Series D and Series E Preferred Stock in effect immediately prior to each such issuance shall forthwith (except as otherwise provided in this clause (i)) be adjusted to a price determined by multiplying such Conversion Price by a fraction, the numerator of which shall be the number of shares of Common Stock outstanding immediately prior to such issuance (not including shares excluded from the definition of Additional Stock by Section 4(d)(ii)(B)) plus the number of shares of Common Stock that the aggregate consideration received by the corporation for such issuance would purchase at such Conversion Price; and the denominator of which shall be the number of shares of Common Stock outstanding immediately prior to such issuance (not including shares excluded from the definition of Additional Stock by subsection 4(d)(ii)(B)) plus the number of shares of such Additional Stock.

                      However, the foregoing calculations shall not take into account shares deemed issued pursuant to Section 4(d)(i)(D) on account of options, rights or convertible or exchangeable securities (or the actual or deemed consideration therefor), except to the extent (i) such options, rights or convertible or exchangeable securities have been exercised, converted or
                                          ---------------------------------
exchanged or (ii) the consideration to be paid upon such exercise, conversion
---------
or exchange per share of underlying Common Stock is less than or equal to the
                                                 ---------------------
per share consideration for the Additional Stock which has given rise to the Conversion Price adjustment being calculated.

                      No adjustment of the Conversion Price for the Series A, Series B, Series C, Series D or Series E Preferred Stock shall be made in an amount less than one cent per share, provided that any adjustments which are not required to be made by reason of this sentence shall be carried forward and shall be either taken into account in any subsequent adjustment made prior to three (3) years from the date of the event giving rise to the adjustment being carried forward, or shall be made at the end of three (3) years from the date of the event giving rise to the adjustment being carried forward. Except to the limited extent provided for in subsections (D)(3) and (D)(4), no adjustment of such Conversion Price pursuant to this subsection 4(d)(i) shall have the effect of increasing the Conversion Price above the Conversion Price in effect immediately prior to such adjustment.

                          (B) In the case of the issuance of Common Stock for
cash, the consideration shall be deemed to be the amount of cash paid therefor before deducting any reasonable discounts, commissions or other expenses allowed, paid or incurred by this corporation for any underwriting or otherwise in connection with the issuance and sale thereof.

                          (C) In the case of the issuance of the Common Stock
for a consideration in whole or in part other than cash, the consideration other than cash shall be deemed to be the fair value thereof as determined by the Board of Directors irrespective of any accounting treatment.

                          (D) In the case of the issuance (whether before, on
or after the applicable Purchase Date) of options to purchase or rights to subscribe for Common Stock, securities by their terms convertible into or exchangeable for Common Stock or options to purchase or rights to subscribe for such convertible or exchangeable securities, the following provisions shall apply for all purposes of this subsection 4(d)(i) and subsection 4(d)(ii):

                              (1) The aggregate maximum number of shares of
Common Stock deliverable upon exercise (assuming the satisfaction of any conditions to exercisability, including without limitation, the passage of time, but without taking into account potential antidilution adjustments) of such options to purchase or rights to subscribe for Common Stock shall be deemed to have been issued at the time such options or rights were issued and for a consideration equal to the consideration (determined in the manner provided in subsections 4(d)(i)(B) and (d)(i)(C)), if any, received by the corporation upon the issuance of such options or rights plus the minimum exercise price provided in such options or rights (without taking into account potential antidilution adjustments) for the Common Stock covered thereby.

                              (2)  The aggregate maximum number of shares of
Common Stock deliverable upon conversion of or in exchange (assuming the satisfaction of any conditions to convertibility or exchangeability, including, without limitation, the passage of time, but without taking into account potential antidilution adjustments) for any such convertible or exchangeable securities or upon the exercise of options to purchase or rights to subscribe for such convertible or exchangeable securities and subsequent conversion or exchange thereof shall be deemed to have been issued at the time such securities were issued or such options or rights were issued and for a consideration equal to the consideration, if any, received by the corporation for any such securities and related options or rights (excluding any cash received on account of accrued interest or accrued dividends), plus the minimum additional consideration, if any, to be received by the corporation (without taking into account potential antidilution adjustments) upon the conversion or exchange of such securities or the exercise of any related options or rights (the consideration in each case to be determined in the manner provided in subsections 4(d)(i)(B) and (d)(i)(C)).

                              (3) In the event of any change in the number of
shares of Common Stock deliverable or in the consideration payable to this corporation upon exercise of such options or rights or upon conversion of or in exchange for such convertible or exchangeable securities, including, but not limited to, a change resulting from the antidilution provisions thereof, the Conversion Price of the Series A, Series B, Series C, Series D and Series E Preferred Stock, to the extent in any way affected by or computed using such options, rights or securities, shall be recomputed to reflect such change, but no further adjustment shall be made for the actual issuance of Common Stock or any payment of such consideration upon the exercise of any such options or rights or the conversion or exchange of such securities.

                              (4)  Upon the expiration of any such options or
rights, the termination of any such rights to convert or exchange or the expiration of any options or rights related to such convertible or exchangeable securities, the Conversion Price of the Series A, Series B, Series C, Series D and Series E Preferred Stock, to the extent in any way affected by or computed using such options, rights or securities or options or rights related to such securities, shall be recomputed to reflect the issuance of only the number of shares of Common Stock (and convertible or exchangeable securities which remain in effect) actually issued upon the exercise of such options or rights, upon the conversion or exchange of such securities or upon the exercise of the options or rights related to such securities.

                              (5) The number of shares of Common Stock deemed
issued and the consideration deemed paid therefor pursuant to subsections 4(d)(i)(D)(1) and (2) shall be appropriately adjusted to reflect any change, termination or expiration of the type described in either subsection 4(d)(i)(D)(3) or (4).

              (ii) "Additional Stock" shall mean any shares of Common Stock issued (or deemed to have been issued pursuant to subsection 4(d)(i)(D)) by this corporation after the Purchase Date other than

                              (A) Common Stock issued pursuant to a transaction
described in subsection 4(d)(iii) hereof;

                              (B) shares of Common Stock issued or issuable to
employees, consultants or directors of this corporation directly or pursuant to a stock option plan or restricted stock plan unanimously approved by the Board of Directors of this corporation;

                              (C) shares of Common Stock issued or issuable
upon exercise or conversion of warrants to purchase shares of the capital stock of this corporation issued in connection with equipment lease financing transactions or bank financing transactions unanimously approved by the Board of Directors, where the issuance of such warrants is not principally for the purpose of raising additional equity capital for this corporation;

                              (D) shares of Common Stock issued or issuable
pursuant to the acquisition of another corporation by this corporation or any subsidiary of this corporation by merger, purchase of substantially all of the assets, or other reorganization unanimously approved by the Board of Directors whereby this corporation owns more than fifty percent (50%) of the voting power of such other corporation following such acquisition;

                              (E) shares of Common Stock issued or issuable as
a dividend or distribution on the Series A, Series B, Series C or Series D or Series E Preferred Stock;

                              (F) shares of Common Stock issued or issuable
(I) in a public offering before or in connection with which all outstanding shares of Series A, Series B, Series C, Series D or Series E Preferred Stock will be converted to Common Stock or (II) upon exercise of warrants or rights granted to underwriters in connection with such a public offering; and

                              (G) shares of Common Stock issued or issuable by
way of dividend or other distribution on shares of Common Stock excluded from the definition of Additional Stock by the foregoing clauses (A), (B), (C), (D),
(E) or (F) or on shares of Common Stock so excluded.

                      (iii) In the event the corporation should at any time or from time to time after the Purchase Date fix a record date for the effectuation of a split or subdivision of the outstanding shares of Common Stock or the determination of holders of Common Stock entitled to receive a dividend or other distribution payable in additional shares of Common Stock or other securities or rights convertible into, or entitling the holder thereof to receive directly or indirectly, additional shares of Common Stock (hereinafter referred to as

"Common Stock Equivalents") without payment of any consideration by such holder
-------------------------
for the additional shares of Common Stock or the Common Stock Equivalents (including the additional shares of Common Stock issuable upon conversion or exercise thereof), then, as of such record date (or the date of such dividend distribution, split or subdivision if no record date is fixed), the Conversion Price of the Series A, Series B, Series C, Series D and Series E Preferred Stock shall be appropriately decreased so that the number of shares of Common Stock issuable on conversion of each share of such series shall be increased in proportion to such increase of the aggregate of shares of Common Stock outstanding and those issuable with respect to such Common Stock Equivalents with the number of shares issuable with respect to Common Stock Equivalents determined from time to time in the manner provided for deemed issuances in subsection 4(d)(i)(D).

                       (iv) If the number of shares of Common Stock outstanding at any time after the Purchase Date is decreased by a combination of the outstanding shares of Common Stock, then, following the record date of such combination, the Conversion Price for the Series A, Series B, Series C, Series D and Series E Preferred Stock shall be appropriately increased so that the number of shares of Common Stock issuable on conversion of each share of such series shall be decreased in proportion to such decrease in outstanding shares.

                  (e) Other Distributions.  In the event this corporation shall
                      -------------------
declare a distribution payable in securities of other persons, evidences of indebtedness issued by this corporation or other persons, assets (excluding cash dividends) or options or rights not referred to in subsection 4(d)(iii), then, in each such case for the purpose of this subsection 4(e), the holders of the Series A, Series B, Series C, Series D and Series E Preferred Stock shall be entitled to a proportionate share of any such distribution as though they were the holders of the number of shares of Common Stock of the corporation into which their shares of Series A, Series B, Series C, Series D and Series E Preferred Stock are convertible as of the record date fixed for the determination of the holders of Common Stock of the corporation entitled to receive such distribution.

                  (f) Recapitalizations.  If at any time or from time to time
                      -----------------
there shall be a recapitalization of the Common Stock (other than a subdivision, combination or merger or sale of assets transaction provided for elsewhere in this Section 4 or Section 2) provision shall be made so that the holders of the Series A, Series B, Series C, Series D and Series E Preferred

Stock, respectively shall thereafter be entitled to receive upon conversion of the Series A, Series B, Series C, Series D and Series E Preferred Stock the number of shares of stock or other securities or property of the Company or otherwise, to which a holder of Common Stock deliverable upon conversion would have been entitled on such recapitalization. In any such case, adjustment shall be made in the application of the provisions of this Section 4 with respect to the rights of the holders of the Series A, Series B, Series C, Series D and Series E Preferred Stock after the recapitalization to the end that the provisions of this Section 4 (including adjustment of the Conversion Price then in effect and the number of shares purchasable upon conversion of the Series A, Series B, Series C, Series D and Series E Preferred Stock) shall be applicable after that event as nearly equivalent as may be practicable.

                  (g) No Impairment.  This corporation will not, by amendment
                      -------------
of its Certificate of Incorporation or through any reorganization, recapitalization, transfer of assets, consolidation, merger, dissolution, issue or sale of securities or any other voluntary action, avoid or seek to avoid the observance or performance of any of the terms to be observed or performed hereunder by this corporation, but will at all times in good faith assist in the carrying out of all the provisions of this Section 4 and in the taking of all such action as may be necessary or appropriate in order to protect the Conversion Rights of the holders of the Series A, Series B, Series C, Series D and Series E Preferred Stock against impairment.

                  (h)  No Fractional Shares and Certificate as to Adjustments.
                       ------------------------------------------------------

                     (i) No fractional shares shall be issued upon the conversion of any share or shares of the Series A, Series B, Series C, Series D or Series E Preferred Stock, and the number of shares of Common Stock to be issued shall be rounded to the nearest whole share. Whether or not fractional shares are issuable upon such conversion shall be determined on the basis of the total number of shares of Series A, Series B, Series C, Series D or Series E Preferred Stock the holder is at the time converting into Common Stock and the number of shares of Common Stock issuable upon such aggregate conversion.

                    (ii) Upon the occurrence of each adjustment or readjustment of the Conversion Price of Series A, Series B, Series C, Series D and Series E Preferred Stock, respectively pursuant to this Section 4, this corporation, at its expense, shall promptly compute such adjustment or readjustment in accordance with the terms hereof and prepare and furnish to each holder of Series A, Series B, Series C, Series D and Series E Preferred Stock a certificate setting forth such adjustment or readjustment and showing in detail the facts upon which such adjustment or readjustment is based. This corporation shall, upon the written request at any time of any holder of Series A, Series B, Series C, Series D or Series E Preferred Stock, furnish or cause to be furnished to such holder a like certificate setting forth (A) such adjustment and readjustment, (B) the Conversion Price for such series of Preferred Stock at the time in effect, and (C) the number of shares of Common Stock and the amount, if any, of other property which at the time would be received upon the conversion of a share of Series A, Series B, Series C, Series D or Series E Preferred Stock.

                  (i)  Notices of Record Date.  In the event of any taking by
                       ----------------------
this corporation of a record of the holders of any class of securities for the purpose of determining the holders thereof who are entitled to receive any dividend (other than a cash dividend) or other distribution, any right to subscribe for, purchase or otherwise acquire any shares of stock of any class or any other securities or property, or to receive any other right, this corporation shall mail to each holder of Series A, Series B, Series C, Series D or Series E Preferred Stock, at least twenty (20) days prior to the date specified therein, a notice specifying the date on which any such record is to be taken for the purpose of such dividend, distribution or right, and the amount and character of such dividend, distribution or right.

                  (j)  Reservation of Stock Issuable Upon Conversion.  This
                       ---------------------------------------------
corporation shall at all times reserve and keep available out of its authorized but unissued shares of Common Stock, solely for the purpose of effecting the conversion of the shares of the Series A, Series B, Series C, Series D and Series E Preferred Stock, such number of its shares of Common Stock as shall from time to time be sufficient to effect the conversion of all outstanding shares of the Series A, Series B, Series C, Series D and Series E Preferred Stock; and if at any time the number of authorized but unissued shares of Common Stock shall not be sufficient to effect the conversion of all then outstanding shares of the Series A, Series B, Series C, Series D and Series E Preferred Stock, in addition to such other remedies as shall be available to the holder of such Preferred Stock, this corporation will take such corporate action as may, in the opinion of its counsel, be necessary to increase its authorized but unissued shares of Common Stock to such number of shares as shall be sufficient for such purposes, including, without limitation, engaging in best efforts to obtain the requisite stockholder approval of any necessary amendment to these articles.

                  (k)  Notices.  Any notice required by the provisions of this
                       -------
Section 4 to be given to the holders of shares of Series A, Series B, Series C, Series D or Series E Preferred Stock shall be deemed given if deposited in the United States mail, postage prepaid, and addressed to each holder of record at his address appearing on the books of this corporation.

          5.  Voting Rights.  The holder of each share of Series A, Series
              -------------
B, Series C, Series D or Series E Preferred Stock shall have the right to one vote for each share of Common Stock into which such Series A, Series B, Series C, Series D or Series E Preferred Stock could then be converted, and with respect to such vote, such holder shall have full voting rights and powers equal to the voting rights and powers of the holders of Common Stock, and shall be entitled, notwithstanding any provision hereof, to notice of any stockholders' meeting in accordance with the Bylaws of this corporation, and shall be entitled to vote, together with holders of Common Stock, with respect to any question upon which holders of Common Stock have the right to vote. Fractional votes shall not, however, be permitted and any fractional voting rights available on an as-converted basis (after aggregating all shares into which shares of Series A, Series B, Series C, Series D or Series E Preferred Stock held by each holder could be converted) shall be rounded to the nearest whole number (with one-half being rounded upward).

          6.   Protective Provisions.
               ---------------------

               (a) So long as any shares of Preferred Stock are outstanding, this corporation shall not, without first obtaining the approval (by vote or written consent, as provided by law) of at least a majority of the voting power of the then outstanding shares of Preferred Stock:

                  (i) sell, convey, or otherwise dispose of or encumber all or substantially all of its property or business or merge into or consolidate with any other corporation (other than a wholly owned subsidiary corporation) or effect any transaction or series of related transactions in which more than fifty percent (50%) of the voting power of the corporation is disposed of;

                 (ii) authorize or issue, or obligate itself to issue, any other equity security, including any other security convertible into or exercisable for any equity security having a preference over, or being on a parity with, the Preferred Stock with regard to voting, dividends or upon liquidation; or

                (iii) redeem, purchase or otherwise acquire (or pay into or set aside for a sinking fund for such purpose) any share or shares of Preferred Stock or Common Stock; provided, however, that this restriction shall not apply to the repurchase of shares of Common Stock from employees, officers, directors, consultants or other persons performing services for this corporation or any subsidiary pursuant to agreements under which the corporation has the option to repurchase such shares at cost or at cost upon the occurrence of certain events, such as the termination of employment; provided further, however, that the total amount applied to the repurchase of shares of Common Stock shall not exceed $100,000 during any twelve (12) month period; or

                 (iv)  amend the corporation's Certificate of Incorporation.

               (b) So long as any shares of Series A Preferred Stock are outstanding, this corporation shall not, without first obtaining the approval (by vote or written consent, as provided by law) of a majority of the voting power of the then outstanding shares of the Series A Preferred Stock, voting as a separate series:

                  (i) alter or change the rights, preferences or privileges of the shares of Series A Preferred Stock so as to affect adversely the shares;

                 (ii) increase or decrease (other than by conversion) the total number of authorized shares of Series A Preferred Stock; or

                (iii) authorize or issue, or obligate itself to issue, any other equity security, including any other security convertible into or exercisable for any equity security having a preference over, or being on a parity with, the Series A Preferred Stock with regard to voting, dividends or upon liquidation.

               (c) So long as any shares of Series B Preferred Stock are outstanding, this corporation shall not, without first obtaining the approval (by vote or written consent, as provided by law) of a majority of the voting power of the then outstanding shares of the Series B Preferred Stock, voting as a separate series:

                  (i) alter or change the rights, preferences or privileges of the shares of Series B Preferred Stock so as to affect adversely the shares;

                 (ii) increase or decrease (other than by conversion) the total number of authorized shares of Series B Preferred Stock; or

                (iii) authorize or issue, or obligate itself to issue, any other equity security, including any other security convertible into or exercisable for any equity security having a preference over, or being on a parity with, the Series B Preferred Stock with regard to voting, dividends or upon liquidation.

               (d) So long as at least fifteen percent (15%) of the total number of shares of Series D Preferred Stock are outstanding, this corporation shall not, without first obtaining the approval (by vote or written consent, as provided by law) of at least a majority of the voting power of the then outstanding shares of Series D Preferred Stock, voting together as a separate series:

                  (i) sell, convey, or otherwise dispose of or encumber all or substantially all of its property or business or merge into or consolidate with any other corporation (other than a wholly owned subsidiary corporation) or effect any transaction or series of related transactions in which more than fifty percent (50%) of the voting power of the corporation is disposed of;

                 (ii) redeem, purchase or otherwise acquire (or pay into or set aside for a sinking fund for such purpose) any share or shares of Preferred Stock or Common Stock; provided, however, that this restriction shall not apply to the repurchase of shares of Common Stock from employees, officers, directors, consultants or other persons performing services for this corporation or any subsidiary pursuant to agreements under which the Company has the option to repurchase such shares at cost or at cost upon the occurrence of certain events, such as the termination of employment; provided further, however, that the total amount applied to the repurchase of shares of Common Stock shall not exceed $100,000 during any twelve (12) month period;

                (iii) alter or change the rights, preferences or privileges of the shares of Series D Preferred Stock so as to affect adversely the shares;

                 (iv) increase or decrease (other than by conversion) the total number of authorized shares of Series D Preferred Stock;

                  (v) authorize or issue, or obligate itself to issue, any other equity security, including any other security convertible into or exercisable for any equity security having a preference over, or being on a parity with, the Series D Preferred Stock with regard to voting, dividends or upon liquidation;

                 (vi) incur any indebtedness, other than accounts payable incurred in the ordinary course of business appearing on a balance sheet prepared in accordance with generally accepted accounting principals, in excess of $500,000; or

                (vii) liquidate or dissolve this corporation or effect a winding up of the corporation's affairs.

               (e) Subject to the rights of series of Preferred Stock which may from time to time come into existence, so long as at least fifteen percent (15%) of the total number of shares of Series E Preferred Stock are outstanding, this corporation shall not, without first obtaining the approval (by vote or written consent, as provided by law) of at least a majority of the voting power of the then outstanding shares of Series E Preferred Stock, voting together as a separate series:

                  (i) sell, convey, or otherwise dispose of or encumber all or substantially all of its property or business or merge into or consolidate with any other corporation (other than a wholly owned subsidiary corporation) or effect any transaction or series of related transactions in which more than fifty percent (50%) of the voting power of the corporation is disposed of;

                 (ii) redeem, purchase or otherwise acquire (or pay into or set aside for a sinking fund for such purpose) any share or shares of Preferred Stock or Common Stock; provided, however, that this restriction shall not apply to the repurchase of shares of Common Stock from employees, officers, directors, consultants or other persons performing services for this corporation or any subsidiary pursuant to agreements under which the Company has the option to repurchase such shares at cost or at cost upon the occurrence of certain events, such as the termination of employment; provided further, however, that the total amount applied to the repurchase of shares of Common Stock shall not exceed $100,000 during any twelve (12) month period;

                (iii) alter or change the rights, preferences or privileges of the shares of Series E Preferred Stock so as to affect adversely the shares;

                 (iv) increase or decrease (other than by conversion) the total number of authorized shares of Series E Preferred Stock;

                  (v) authorize or issue, or obligate itself to issue, any other equity security, including any other security convertible into or exercisable for any equity security having a preference over, or being on a parity with, the Series E Preferred Stock with regard to voting, dividends or upon liquidation;

                 (vi) incur any indebtedness, other than accounts payable incurred in the ordinary course of business appearing on a balance sheet prepared in accordance with generally accepted accounting principals, in excess of $500,000; or

                (vii) liquidate or dissolve this corporation or effect a winding up of the corporation's affairs.

          7.  Status of Converted or Redeemed Stock.  In the event any
              -------------------------------------
shares of Series A, Series B, Series C, Series D or Series E Preferred Stock shall be redeemed or converted pursuant to Sections 3 or 4 hereof, the shares so redeemed or converted shall be canceled and shall not be issuable by the corporation. The Certificate of Incorporation of this corporation shall be appropriately amended to effect the corresponding reduction in the corporation's authorized capital stock.

    C.   Common Stock.
         ------------

         1.  Dividend Rights.  Subject to the prior rights of holders of all
             ---------------
classes of stock at the time outstanding having prior rights as to dividends, the holders of the Common Stock shall be entitled to receive, when and as declared by the Board of Directors, out of any assets of the corporation legally available therefor, such dividends as may be declared from time to time by the Board of Directors.

         2.  Liquidation Rights.  Upon the liquidation, dissolution or
             ------------------
winding up of the corporation, the assets of the corporation shall be distributed as provided in Section 2 of Division (B) of Article IV hereof.

         3.  Redemption.  The Common Stock is not redeemable; provided,
             ----------
however, that this restriction shall not apply to the repurchase of shares of Common Stock from employees, officers, directors, consultants or other persons performing services for this corporation or any subsidiary pursuant to agreements under which the corporation has the option to repurchase such shares at cost or at cost upon the occurrence of certain events, such as the termination of employment.

         4.  Voting Rights.  The holder of each share of Common Stock
             -------------
shall have the right to one vote, and shall be entitled to notice of any stockholders' meeting in accordance with the Bylaws of this corporation, and shall be entitled to vote upon such matters and in such manner as may be provided by law.

                                 ARTICLE V

          Except as otherwise provided in this Certificate of Incorporation, in furtherance and not in limitation of the powers conferred by statute, the Board of Directors is expressly authorized to make, repeal, alter, amend and rescind any or all of the Bylaws of the corporation.


                                 ARTICLE VI

          The number of directors of the corporation shall be fixed from time to time by a Bylaw or amendment thereof duly adopted by the Board of Directors or by the stockholders.


                                  ARTICLE VII

          Elections of directors need not be by written ballot unless the Bylaws of the corporation shall so provide.


                                  ARTICLE VIII

          Meetings of stockholders may be held within or without the State of Delaware, as the Bylaws may provide. The books of the corporation may be kept (subject to any provision contained in the statutes) outside the State of Delaware at such place or places as may be designated from time to time by the Board of Directors or in the Bylaws of the corporation.


                                 ARTICLE IX

          A director of the corporation shall not be personally liable to the corporation or its stockholders for monetary damages for breach of fiduciary duty as a director, except for liability (i) for any breach of the director's duty of loyalty to the corporation or its stockholders, (ii) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law, (iii) under Section 174 of the Delaware General Corporation Law, or (iv) for any transaction from which the director derived any improper personal benefit. If the Delaware General Corporation Law is amended after approval by the stockholders of this Article to authorize corporation action further eliminating or limiting the personal liability of directors then the liability of a director of the corporation shall be eliminated or limited to the fullest extent permitted by the Delaware General Corporation Law as so amended.

          Any repeal or modification of the foregoing provisions of this Article IX by the stockholders of the corporation shall not adversely affect any right or protection of a director of the corporation existing at the time of such repeal or modification.

                                 ARTICLE X

          To the fullest extent permitted by applicable law, this corporation is also authorized to provide indemnification of (and advancement of expenses to) such agents (and any other persons to which Delaware law permits this corporation to provide indemnification) through Bylaw provisions, agreements with such agents or other persons, vote of stockholders or disinterested directors or otherwise, in excess of the indemnification and advancement otherwise permitted by Section 145 of the General Corporation Law of the State of Delaware, subject only to limits created by applicable Delaware law (statutory or non-statutory), with respect to actions for breach of duty to this corporation, its stockholders, and others.

          Any repeal or modification of any of the foregoing provisions of this
Article X shall not adversely affect any right or protection of a director, officer, agent or other person existing at the time of, or increase the liability of any director of this corporation with respect to any acts or omissions of such director, officer or agent occurring prior to such repeal or modification.


                                 ARTICLE XI

          The corporation reserves the right to amend, alter, change or repeal any provision contained in this Certificate of Incorporation, in the manner now or hereafter prescribed by statute, and all rights conferred upon stockholders herein are granted subject to this reservation.

                                 *     *     *

          THREE:    The foregoing Restatement has been duly adopted by the
corporation's Board of Directors and stockholders in accordance with the applicable provisions of Sections 228, 242 and 245 of the General Corporation Law of the State of Delaware.


          IN WITNESS WHEREOF, the undersigned have executed this certificate on March 6, 1997.



                         /s/  PHILLIP C. RADLICK
                         ------------------------------------
                         Phillip C. Radlick, Ph.D., President
                         and Chief Executive Officer



                         /s/  JOSHUA L. GREEN
                         ------------------------------------
                         Joshua L. Green, Secretary